SCHEDULE D


                        Directors and Executive Officers

                                       of

                        IDB DEVELOPMENT CORPORATION LTD.
                            (as of February 7, 2005)


Citizenship is the same as country of address, unless otherwise noted.


Name & Address                                  Position              Current Principal Occupation
Nochi Dankner                                   Chairman of the       Chairman and Chief Executive Officer of IDB
3 Azrieli Center, The Triangular Tower, 44th    Board of Directors    Holding; Chairman of IDB Development, DIC and
floor, Tel-Aviv 67023, Israel                                         Clal Industries and Investments Ltd.; Director of
                                                                      companies.

Avi Fischer                                     Deputy Chairman of    Executive Vice President of IDB Holding; Deputy
3 Azrieli Center, The Triangular Tower, 45th    the Board of          Chairman of IDB Development; Co-Chief Executive
floor, Tel-Aviv 67023, Israel                   Directors             Officer of Clal Industries and Investments Ltd.

Zvi Livnat                                      Deputy Chairman of    Executive Vice President of IDB Holding; Deputy
3 Azrieli Center, The Triangular Tower, 45th    the Board of          Chairman of IDB Development; Co-Chief Executive
floor, Tel-Aviv 67023, Israel                   Directors             Officer of Clal Industries and Investments Ltd.

Shelly Bergman                                  Director              Director of companies.
12 Recanati Street, Ramat-Aviv Gimmel,
Tel-Aviv 69494, Israel

Refael Bisker                                   Director              Chairman of Property and Building Corporation Ltd.
3 Azrieli Center, The Triangular Tower, 44th
floor, Tel-Aviv 67023, Israel

Jacob Schimmel                                  Director              Chairman & Chief Executive Officer of UKI
54-56 Euston Street, London NW1, United                               Investments.
Kingdom

Shay Livnat                                     Director              President of Zoe Holdings Ltd.
26 Shalva Street, Herzlia Pituach 46705,
Israel

Isaac Manor (*)                                 Director              Chairman of companies in the motor vehicle sector
26 Hagderot Street, Savion 56526, Israel                              of the David Lubinski Ltd. group.


                              Page 24 of 55 pages

Dori Manor (*)                                  Director              Chief Executive Officer of companies in the motor
18 Hareches Street, Savion 56538, Israel                              vehicle sector of the David Lubinski Ltd. group.

Darko Horvat (**)                               Director              Chairman and Chief Executive Officer of Aktiva
Aktiva Group, 12 Carlos Place, London W1K                             group.
2ET, United Kingdom

Abraham Ben Joseph                              Director              Director of companies.
87 Haim Levanon Street, Tel-Aviv 69345, Israel

Rami (Avraham) Mardor                           External Director     Director of companies.
33 Haoranim Street, Kfar Shmariyahu 46910,
Israel

Amos Malca                                      External Director     Chief Executive Officer and director of companies
18 Nahal Soreq Street, Modi'in 71700, Israel                          in the Elul group.

Lior Hannes                                     Executive Vice        Executive Vice President of IDB Development;
3 Azrieli Center, The Triangular Tower, 44th    President             Chairman of Clal Tourism Ltd.
floor, Tel-Aviv 67023, Israel

Daniel Vaknin                                   Executive Vice        Executive Vice President of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th    President
floor, Tel-Aviv 67023, Israel

Dr. Zehavit Joseph (***)                        Executive Vice        Executive Vice President and Chief Financial
3 Azrieli Center, The Triangular Tower, 44th    President and Chief   Officer of IDB Development; Chief Financial
floor, Tel-Aviv 67023, Israel                   Financial Officer     Officer of IDB Holding.

Gavriel Pearl                                   Executive Vice        Executive Vice President of IDB Development.
5 Rav Ashe Street, Tel Aviv 69395, Israel       President

Ari Raved                                       Vice President        Vice President of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th
floor, Tel-Aviv 67023, Israel


                              Page 25 of 55 pages

Haim Tabouch                                    Comptroller           Comptroller of IDB Holding and IDB Development.
3 Azrieli Center, The Triangular Tower, 44th
floor, Tel-Aviv 67023, Israel

Ruti Sapan                                      Vice President,       Vice President, Management Resources of IDB
3 Azrieli Center, The Triangular Tower, 44th    Management Resources  Development.
floor, Tel-Aviv 67023, Israel


(*)  Dual citizen of Israel and France.

(**) Citizen of Slovenia.

(***) Dual citizen of Israel and U.S.A.


                              Page 26 of 55 pages